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                                                              Exhibit (j)(3)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 54 to the Registration Statement of Armada Funds on Form N-1A (File No. 811-4416) of our report dated July 22, 1999 relating to the financial statements and financial highlights appearing in the May 31, 1999 Annual Report to the Shareholders of the Parkstone Group of Funds, which are also incorporated by reference into the Registration Statement.


                                    /s/ PRICEWATERHOUSECOOPERS LLP
                                    ------------------------------
                                    PricewaterhouseCoopers LLP



Columbus, Ohio
December 15, 2000